                                                                       EXHIBIT 5

             MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
                             One Financial Center
                         Boston, Massachusetts 02111

701 Pennsylvania Avenue, N.W.                            Telephone: 617/542-6000
Washington, D.C. 20004                                   Telex: 94-0198
Telephone: 202/434-7300                                  Fax: 617/542-2241
Fax: 202/434-7400


                                                         Direct Dial Number



                                        March 30, 1995




Ekco Group, Inc.
98 Spit Brook Road
Suite 102
Nashua, NH  03062


Gentlemen:

        We have acted as counsel to Ekco Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 500,000 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"), for issuance in connection with a newly created Dividend Reinvestment and Stock Purchase Plan (the "Plan"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

        In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation and Bylaws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

        In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

        Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold, will have been duly and validly issued, fully paid and non-assessable shares of the Common Stock.

        Our opinion is limited to the General Corporation Laws of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

  Ekco Group, Inc.
  March 30, 1995
  Page 2



        We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Validity of Shares" in the prospectus included in the Registration Statement.

                                      Very truly yours,



                                      /s/ Mintz, Levin, Cohn, Ferris,
                                            Glovsky and Popeo, P.C.

                                          Mintz, Levin, Cohn, Ferris,
                                            Glovsky and Popeo, P.C.